Exhibit 10.3

AGREEMENT FOR SALE OF GOODS

THIS AGREEMENT made on this 17 day of December, 2014, between

ILLUMITRY CORP. a company incorporated under the Nevada State Law on 17 day of October, 2014 and having its registered office at Ayasa, 53 Yerevan, Armenia 0015 (hereinafter referred to as the SELLER, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and assigns) of the ONE PART and

MARIYAN Atelier and Shop of Fabric (hereinafter referred to as the BUYER which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and assigns) of the OTHER PART.

DESCRIPTION OF GOODS

Products of embroidery (hereinafter called the 'said goods') include several options of implementations and ways of using. The one way is the Buyer will supply different fabric too the Seller for making special embroidery on it. Another way is the Seller preparing for The Buyer embroidered patches, where the Buyer will responsible for the design of embroidered patches. Also the Buyer's option is supply to the Seller garments on which the Seller is required to make embroidery, such as national clothes, workware, garments for marketing activities.

THE PARTIES HERETO agree to abide as under:

1. Purchase price
The Seller undertakes to sell the Buyer and the Buyer undertakes to buy from Seller the said goods at a price of from USD 5-100 per one embroidery model which will depend on the complexity of embroidery

2. Payment conditions

The Buyer must pay to the seller before picking up the said goods.

3. Delivery
The Seller will prepare the said goods and the Buyer we have to pick them up from the place of seller's production..

4. Supplying conditions
The Buyer's responsibilities is to supply to the Seller the saw materials, if need, for the specific order.

5. Risks and benefits

The risk and benefit will pass from the Seller to the Buyer upon picking up of the said goods.

SIGNED AND DATED on 17th of December, 2014 By The Seller

By the Seller	By the Buyer

ILLUMITRY CORP.	MARIYAN Atelier and Shop of Fabric
Sasuntsi Davit Street, Yerevan, Armenia	Armenia, 0010, Yerevan, Vardanants St., 7 Building

/s/ Arusyak Sukiasyan	/s/ Mariyan Atelier